Exhibit 99.1

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

CEREPLAST, INC., a Nevada corporation, Plaintiff, v. MAGNA GROUP, LLC, a Texas limited liability company, and HANOVER HOLDINGS I, LLC, a New York limited liability company, Defendants.	Civil Action No. COMPLAINT

Plaintiff Cereplast, Inc. (“Cereplast” or “Plaintiff”), by and through its attorneys, Gibbons P.C., as and for its Complaint against Defendants, Magna Group, LLC (“Magna”) and Hanover Holdings I, LLC (“Hanover”) states:

NATURE OF THE ACTION

1. This is an action for breach of contract and breach of the covenant of good faith and fair dealing brought against Defendants Magna and Hanover based, in part, on their failure to perform certain obligations set forth in valid and enforceable contracts entered into with Cereplast.

PARTIES, JURISDICTION, AND VENUE

2. Plaintiff Cereplast is a corporation organized and existing under the laws of the State of Nevada, with its corporate headquarters located in El Segundo, California.

3. Defendant Magna is, on information and belief, a limited liability company organized and existing under the laws of the State of Texas, with its principal office located in New York, New York.

4. Defendant Hanover is, on information and belief, a limited liability company organized and existing under the laws of the State of New York, with its principal office located in White Plains, New York. Hanover is, on information and belief, an affiliate of Magna.

5. This Court has subject matter jurisdiction over this action pursuant to 28 U.S.C. § 1332 because Plaintiff and Defendants are citizens of different states and the amount in controversy exceeds the sum or value of $75,000.00, exclusive of interest and costs.

6. Venue in the United States District Court for the Southern District of New York is proper pursuant to 28 U.S.C. § 1391(b)(1) because Defendants reside in this District.

FACTS

The Series of Transactions Between Cereplast, Magna, Hanover, and Horizon

7. On December 21, 2010, Cereplast and Compass Horizon Funding Company LLC (“Horizon”) entered into a Venture Loan and Security Agreement (the “Venture Loan Agreement”), pursuant to which Horizon agreed to lend Cereplast a total of $5 million, made available to Cereplast in two loans of $2,500,000 each. A true and correct copy of the Venture Loan Agreement, with amendments, is attached hereto as Exhibit A.1

8. The Venture Loan Agreement was later amended to increase the total amount of the loan to $5,400,000.

9. Pursuant to Section 2.1(b) of the Venture Loan Agreement, Cereplast’s obligation to repay the loans was evidenced by two secured promissory notes that Cereplast issued to Horizon.

10. Approximately two years later, Magna approached Cereplast regarding a possible series of transactions in which Magna would purchase the debt Cereplast owed to Horizon, and Cereplast would “repay” Magna with promissory notes that were convertible into shares of Cereplast’s common stock. At the same time, Magna’s affiliate, Hanover, would provide cash to Cereplast in exchange for additional convertible promissory notes. Although the proposed transactions with Magna and Hanover were separate and distinct, Cereplast viewed them as parts of an overarching business deal. Cereplast assisted Magna in presenting and negotiating the proposed transactions with Horizon.

[1]	The Venture Loan Agreement was later amended to increase the total amount of the loan to $5,400,000.

The Participation Purchase Agreement Between Magna and Horizon

11. On October 15, 2012, Magna and Horizon entered into a Participation Purchase Agreement, whereby Magna agreed to purchase from Horizon interests or “participations” in the two secured promissory notes that Cereplast previously issued to Horizon in connection with the Venture Loan Agreement. A true and correct copy of the Participation Purchase Agreement, with amendments, is attached hereto as Exhibit B.

12. As of the effective date of the Participation Purchase Agreement, Cereplast owed Horizon a total of $4,368,415.54 (plus fees) under the Venture Loan Agreement.

13. Pursuant to Section 1.1 of the Participation Purchase Agreement, Magna and Horizon agreed that Magna would purchase the participations from Horizon in a series of eight transactions or “tranches.” Magna agreed to pay $500,000 for each of the first two tranches, and $599,685 for each of the remaining six tranches, for a total cost of $4,598,110. Magna agreed to purchase the eight participations on or before October 15, October 30, November 30, December 14, December 28, 2012, January 15, January 30, and February 15, 2013, respectively.2

14. Pursuant to Section 1.3 of the Participation Purchase Agreement, upon Magna’s payment of the purchase price for the final participation, Horizon would release Cereplast from all obligations due under the two secured promissory notes.3

[2]	The Participation Purchase Agreement was later amended to increase the number of tranches that Magna was required to purchase to eleven to account for the additional $400,000 that Horizon loaned to Cereplast.
[3]	In addition, on October 15, 2012, Cereplast and Horizon signed a consent and waiver agreement stating that as of that date, Cereplast was no longer “required to make the payments otherwise due under the [Secured Promissory] Notes” and that Horizon agreed to “waive any default by the failure to make such payments.” A true and correct copy of the Consent and Waiver Agreement is attached hereto as Exhibit C.

15. Cereplast was a signatory to the Participation Purchase Agreement, in which it acknowledged Magna’s purchase of the participations from Horizon.

The Exchange Agreement Between Cereplast and Magna

16. On that same date, October 15, 2012, Cereplast and Magna entered into an Exchange Agreement, whereby Cereplast agreed to exchange the participations received by Magna from Horizon into convertible promissory notes. A true and correct copy of the Exchange Agreement, with amendments, is attached hereto as Exhibit D.

17. Pursuant to Section 1 of the Exchange Agreement, the convertible promissory notes were to have a term of one year from the date of issuance, bear interest at a rate of 6% per annum, and be convertible into shares of Cereplast’s common stock at a price equal to 75% of the average of the three lowest volume-weighted average prices during the ten consecutive trading days immediately prior to the date of conversion.

The Note Purchase Agreement Between Cereplast and Hanover

18. Also on that same date, October 15, 2012, Cereplast and Hanover entered into a Note Purchase Agreement. A true and correct copy of the Note Purchase Agreement, with amendments, is attached hereto as Exhibit E.

19. Pursuant to Section 2 of the Note Purchase Agreement, Cereplast would issue to Hanover unsecured convertible promissory notes in a series of eight tranches of $100,000 each in consideration for an aggregate purchase price of $800,000. The closings for those eight tranches were to take place on or about the following dates: October 15, October 30, November 30, December 14, December 28, 2012, January 15, January 30, and February 15, 2013.

The Parties’ Actions Under the Aforementioned Agreements

20. On October 15, 2012, Cereplast issued a convertible promissory note to Hanover for the principal sum of $100,000. A true and correct copy of the October 15, 2012 Convertible Promissory Note to Hanover is attached hereto as Exhibit F. Cereplast issued that promissory note in exchange for the sum of $100,000, which Cereplast received from Hanover on October 16, 2012.

21. On October 15, 2012, Cereplast issued a convertible promissory note to Magna for the principle sum of $500,000. A true and correct copy of the October 15, 2012 Convertible Promissory Note to Magna is attached hereto as Exhibit G. Cereplast issued that promissory note to Magna in connection with Magna’s purchase of the first tranch of participations under the Participation Purchase Agreement for the sum of $500,000.

22. On October 16, 2012, Magna sent to Cereplast a notice of conversion for a principal amount $192,725, which translated into 1 million shares of Cereplast common stock.

23. On October 24, 2012, Magna sent to Cereplast a notice of conversion for a principal amount $75,000, which translated into 528,635 shares of Cereplast common stock.

24. On October 30, 2012, Cereplast issued a convertible promissory note to Hanover for the principal sum of $100,000. A true and correct copy of the October 30, 2012 Convertible Promissory Note to Hanover is attached hereto as Exhibit H. Cereplast issued that promissory note in exchange for the sum of $100,000, which Cereplast received from Hanover on November 7, 2012.

25. On October 31, 2012, Magna purchased the second tranch of participations under the Participation Purchase Agreement for the sum of $500,000, and Horizon issued Magna a participation certificate in connection with that transaction.

26. On or around October 31, 2012, Magna sent to Cereplast a notice of conversion, which was exchanged for 528,635 shares of Cereplast common stock.

27. On November 6, 2012, Magna sent to Cereplast a notice of conversion for a principal amount $100,000, which translated into 801,604 shares of Cereplast common stock.

28. On November 12, 2012, Magna sent to Cereplast two notices of conversion: the first for a principal amount $30,000, which translated into 302,572 shares of Cereplast common stock; and the second for a principle amount of $27,275, which translated into 993,721 shares of Cereplast common stock.

29. As of November 15, 2012, Cereplast had 34,342,167 shares of common stock outstanding. This represents an increase from the 28,989,829 shares of Cereplast common stock outstanding on September 30, 2012.

30. On November 15, 2012, the price of Cereplast’s stock on the NASDAQ Capital Market closed at $0.098. This represents a significant decrease from its closing price of $0.26 on October 15, 2012.

31. On November 21, 2012, Magna sent to Cereplast a notice of conversion for a principal amount $50,000, which translated into 608,273 shares of Cereplast common stock.

32. Also on November 21, 2012, Cereplast issued a convertible promissory note to Hanover for the principal sum of $100,000. A true and correct copy of the November 21, 2012 Convertible Promissory Note to Hanover is attached hereto as Exhibit I. Cereplast issued that promissory note in exchange for the sum of $100,000, which Cereplast received from Hanover on the same day.

33. On December 17, 2012, Cereplast voluntarily delisted from the NASDAQ Capital Market and began being traded on the OTCQB. After Cereplast delisted from the NASDAQ Capital Market, the volume of trading of its shares increased. In addition, after voluntarily delisting from the NASDAQ Capital Market, Cereplast was no longer subject to NASDAQ Rule 5635(d), which requires shareholder approval before a listed company can issue common stock, or securities convertible into or exercisable for common stock, representing 20 percent or more of the common stock or voting power outstanding prior to the issuance.

34. Nevertheless, at its annual meeting of shareholders on December 21, 2012, Cereplast received the approval from shareholders to issue more than 20% of its outstanding stock to Magna and Hanover.

35. On December 24, 2012, Magna sent to Cereplast a notice of conversion for a principal amount $35,000, which translated into 2,341,137 shares of Cereplast common stock.

36. On December 26, 2012, Magna informed Cereplast that it wanted to renegotiate the agreements and that neither Magna nor Hanover would be making additional payments due under the agreements.

37. On December 27, 2012, Magna sent to Cereplast a notice of conversion for a principal amount $35,000, which translated into 2,692,308 shares of Cereplast common stock.

38. As of December 30, 2012, the number of outstanding shares of Cereplast’s stock had increased to 63,463,659.

39. On December 31, 2012, Magna sent to Cereplast a notice of conversion for a principal amount $30,000, which translated into 2,366,864 shares of Cereplast common stock.

40. On January 3, 2013, Magna sent to Cereplast a notice of conversion for a principal amount $40,000, which translated into 3,328,867 shares of Cereplast common stock.

41. On January 7, 2013, Magna sent to Cereplast a notice of conversion for a principal amount $60,000, which translated into 4,858,300 shares of Cereplast common stock.

42. On January 10, 2013, Magna sent to Cereplast a notice of conversion for a principal amount $30,000, which translated into 3,296,704 shares of Cereplast common stock.

43. On January 14, 2013, Magna sent to Cereplast a notice of conversion for a principal amount $40,000, which translated into 5,445,882 shares of Cereplast common stock.

44. On January 16, 2013, Magna sent to Cereplast a notice of conversion for a principal amount $40,000, which translated into 5,445,882 shares of Cereplast common stock.

45. On January 22, 2013, Magna sent to Cereplast a notice of conversion for a principal amount $45,000, which translated into 7,211,539 shares of Cereplast common stock.

46. On January 23, 2013, Magna sent to Cereplast a notice of conversion for a principal amount $45,000, which translated into 7,211,539 shares of Cereplast common stock.

47. On January 24, 2013, Horizon issued Magna a third participation certificate in exchange for a payment of $110,000 to Horizon.

48. On January 25, 2013, Magna sent to Cereplast a notice of conversion for a principal amount $95,550, which translated into 14,000,000 shares of Cereplast common stock.

49. On January 28, 2013, Horizon issued Magna a fourth and final participation certificate in exchange for a payment of $55,000 to Horizon.

50. Also on January 28, 2013, Cereplast issued to Magna two convertible promissory notes in the amounts of $110,000 and $55,000, respectively, in connection with the final two payments that Magna made to Horizon under the Participation Purchase Agreement. In total, Magna only made four payments to Horizon under that agreement, in the aggregate amount of $1,165,000.

51. Cereplast received only three payments of $100,000 each from Hanover pursuant to the terms of the Note Purchase Agreement.

52. As of April 5, 2013, the number of outstanding shares of Cereplast stock had increased to 332,681,674. The closing price of Cereplast’s stock on April 5, 2013, was $0.022.

The Transaction Between Cereplast, Magna, and Certain Cereplast Bondholders

53. On May 24, 2011, Cereplast had issued 7% Convertible Senior Subordinated Notes Due 2016 in the aggregate, principal face amount of $12,500,000.

54. The Indenture provided for the payment of interest in cash on June 1 and December 1 of each year.

55. In a forbearance agreement dated May 31, 2012, between Cereplast and the holders of the notes (the “Bondholders”), Cereplast agreed to make the interest payment due on June 1, 2012, in the aggregate amount of $437,500, on December 1, 2012. Also due on December 1, 2012, was the regularly scheduled interest payment of $332,500.

56. On January 15, 2013, Cereplast, Magna, and the Bondholders entered into an agreement (the “Bondholder Agreement”) whereby Magna agreed to pay both the June 1, 2012 interest payment and the December 1, 2012 interest payment. A true and correct copy of the Bondholder Agreement is attached hereto as Exhibit J. In addition, Magna agreed to pay the June 1, 2013 interest payment, which amounted to $332,500.

57. In exchange for Magna’s payments to the Bondholders, Cereplast was to issue Magna convertible promissory notes.

58. Pursuant to the schedule attached to the Bondholder Agreement, Magna was obligated to make a $55,000 payment upon signing of the Bondholder Agreement, and twenty four additional $55,000 payments on various specific dates through December 23, 2013. The total amount Magna is obligated to pay under the Bondholder Agreement is $1,375,000.

59. On January 22, 2013, Cereplast filed a Form 8-K with the U.S. Securities and Exchange Commission providing public notice of the January 15, 2013 agreement reached between Cereplast, Magna, and the Bondholders.

60. Magna failed to make a single payment due under the Bondholder Agreement. On January 23, 2013, Magna informed Cereplast and the Bondholders that it did not intend to perform its obligations under the Bondholder Agreement.

COUNT ONE

(Breach of Contract Against Hanover)

61. Cereplast repeats and makes a part hereof each and every allegation contained in paragraphs 1 through 60 of the Complaint.

62. Pursuant to the Note Purchase Agreement entered into by Cereplast and Hanover on October 15, 2012, Hanover was obligated to make a series of eight payments of $100,000 each to Cereplast, on specified dates, in exchange for convertible promissory notes.

63. Hanover made only the first three payments of $100,000 each, and now refuses to perform the remainder of its obligations under the terms of the Note Purchase Agreement. Therefore, Hanover is in breach of the Note Purchase Agreement, and Cereplast has suffered damages as a result.

WHEREFORE, Cereplast demands judgment against Hanover for damages in an amount to be determined at trial, together with interest, attorneys’ fees, and costs of suit.

COUNT TWO

(Breach of Contract Against Magna)

64. Cereplast repeats and makes a part hereof each and every allegation contained in paragraphs 1 through 63 of the Complaint.

65. Pursuant to the Bondholder Agreement entered into by Cereplast, Magna, and the Bondholders on January 15, 2013, Magna was obligated to make a series of payments on specified dates of $55,000 each on behalf of Cereplast to the Bondholders in satisfaction interest payments due on the 7% Convertible Senior Subordinated Notes.

66. Magna was required to make a total of $1,375,000 in payments, on behalf of Cereplast, under the Bondholder Agreement.

67. Magna has failed to make a single payment due under the terms of the Bondholder Agreement and has stated that it does not intend to comply its obligations in the future. Therefore, Magna is in breach of the Bondholders Agreement, and Cereplast has suffered damage as a result.

WHEREFORE, Cereplast demands judgment against Magna for damages in an amount to be determined at trial, together with interest, attorneys’ fees, and costs of suit.

COUNT THREE

(Breach of the Implied Covenant of Good Faith and Fair Dealing Against Magna)

68. Cereplast repeats and makes a part hereof each and every allegation contained in paragraphs 1 through 67 of the Complaint.

69. The implied covenant of good faith and fair dealing inherent in the Exhange Agreement between Cereplast and Magna required Magna to exercise the utmost good faith and to deal fairly with Cereplast in carrying out the terms of that Agreement.

70. The Exchange Agreement allowed Magna to convert promissory notes issued by Cereplast into shares of Cereplast’s common stock. The exchange price for that stock was based on the average, recent price of the stock at the time Magna sought conversion. Specifically, Magna was entitled to acquire Cereplast’s common stock at a price equal to a percentage of the average of the stock’s three lowest volume-weighted average prices during the ten consecutive trading days immediately prior to the date of conversion.

71. Between October 15, 2012 (the date of the Exchange Agreement) and April 5, 2013, the closing price for Cereplast’s common stock fell steadily and significantly, from $0.26 to $0.022.

72. Upon information and belief, Magna engineered that price decline by selling large swaths of Cereplast stock (acquired via conversion notices, as described above) with the intention of artificially creating the opportunity to subsequently convert Cereplast’s promissory notes into Cereplast’s common stock at a much lower conversion rate.

73. By artificially driving down the price of Cereplast’s common stock, Magna has deprived Cereplast of the benefit of its bargain, has significantly impaired Cereplast’s ability to obtain the benefits of the Exchange Agreement and has breached the implied covenant of good faith and fair dealing.

74. As a consequence, Cereplast has suffered and will continue to suffer harm and loss.

WHEREFORE, Cereplast demands judgment against Magna for damages in an amount to be determined at trial, together with interest, attorneys’ fees, and costs of suit.

JURY DEMAND

Cereplast demands a trial by jury on all issues so triable.

Dated:	May 7, 2013	Respectfully Submitted,
Newark, New Jersey
GIBBONS P.C.

Robert C. Brady
One Gateway Center
Newark, New Jersey 07102-5310
Attorneys for Plaintiff Cereplast, Inc.